Exhibit 99.1

Nine Energy Service Announces Third Quarter 2019 Results

•	Revenue, net loss and adjusted EBITDAA of $202.3 million, $(20.6) million and $24.2 million, respectively for the third quarter of 2019

•	Third quarter basic EPS of $(0.70) and $(0.16) adjusted basic EPSB

•	Cash flow from operations of $69.4 million

•	Third quarter 2019 ROIC[c] of 4%

HOUSTON, November 8, 2019 – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) reported third quarter 2019 revenues of $202.3 million, net loss of $(20.6) million, which includes a loss on the sale of the Production Solutions segment of approximately $15.8 million and adjusted EBITDA of $24.2 million. Third quarter 2019 net loss per basic share was $(0.70). Third quarter 2019 adjusted net lossD was $(4.7) million, or $(0.16) per adjusted basic share. During the third quarter of 2019, the Company generated ROIC of 4%. During the third quarter of 2019, the Company reported net cash provided by operating activities of $69.4 million compared to $11.5 million during the second quarter, an increase of approximately 6x.

The Company had provided original third quarter 2019 revenue guidance between $215.0 and $225.0 million and adjusted EBITDA guidance between $24.0 and $29.0 million, with actual results for revenue falling below Management’s original guidance range and results for adjusted EBITDA falling within Management’s original guidance. Revenue results came in lower than original guidance primarily due to the sale of the Production Solutions segment and the closure of wireline operations in Canada.

“Even with the restructuring of our service offerings and geographical footprint, adjusted EBITDA fell within the range of management’s original guidance this quarter,” said Ann Fox, President and Chief Executive Officer, Nine Energy Service. “Despite market conditions weakening throughout the quarter, we were able to grow cash flow from operations by over 6x compared to Q2, increasing our current cash position significantly to $93.3 million as of September 30th. We expect our cash generation to remain strong through the remainder of the year and into 2020 as we grow our completion tool business and materially reduce total capex.”

“During Q3 our customers remained extremely focused on staying within capital budgets, prompting many operators to reduce activity in the second half of the year. Activity declines, as well as irrational behavior from competitors, has led to increased pricing pressure, for which no service line is immune. The hardest hit region remains the Northeast where we have wireline and completion tool exposure, but rig count and frac crew curtailments are taking place across the U.S. Our cementing business remained steady this quarter despite rig count dropping by approximately 11% quarter over quarter.”

“At Nine, we have been focused on executing our 2019 strategic initiatives, including the evaluation of existing service lines and geographies, as well as the development of our new dissolvable and composite plug technologies. During the third quarter, we completed the sale of our Production Solutions segment, and closed down wireline operations in Canada. We expect the elimination of these offerings from our portfolio to be accretive to ROIC, adjusted EBITDA margins and cash generation. We also continue to make significant progress in the development of our new dissolvable and composite plug technology. The timeline for commercialization of our three new tools remains on-track. We still anticipate our low-temperature dissolvable plug will be commercial in Q1 of 2020 as we continue to have success with our trials throughout the U.S. and Canada.”

“We do expect further activity declines into Q4 with budget exhaustion, holidays and weather impacts. With current market conditions, we are managing costs very closely and actively working with our operational teams to ensure we are shielding margin wherever possible without fundamentally impeding our future earnings potential. Despite market conditions in 2020, at Nine we have a unique opportunity to increase profitability, expand margins and increase free cash flow with the introduction of our new technology.”

Business Segment Results

Completion Solutions

During the third quarter of 2019, the Company’s Completion Solutions segment, which includes the Company’s cementing, completion tools, wireline and coiled tubing services, reported revenues of $186.3 million compared to second quarter 2019 revenues of $215.9 million. For the third quarter of 2019, Completion Solutions reported adjusted gross profitE of $33.6 million compared to second quarter 2019 adjusted gross profit of $49.8 million.

Production Solutions

During the third quarter of 2019, the Company’s Production Solutions segment, which includes well services, generated revenues of $16.1 million compared to second quarter 2019 revenues of $21.6 million. For the third quarter 2019, Production Solutions reported adjusted gross profit of $1.9 million compared to second quarter 2019 adjusted gross profit of $3.1 million. All financial information reflects the sale of the Production Solutions segment, which closed on August 30, 2019.

Other Financial Information

During the third quarter of 2019, the Company reported selling, general and administrative (“SG&A”) expense of $19.2 million, compared to $21.8 million for the second quarter of 2019. Depreciation and amortization expense (“D&A”) in the third quarter of 2019 was $16.8 million, compared to $18.5 million for the second quarter of 2019.

The Company recognized income tax expense of approximately $0.7 million in the third quarter of 2019 and overall income tax benefit year to date of approximately ($1.5) million. The discrete impact from the Production Solutions divestiture and the current year impact of our valuation allowance positions, along with state and non-U.S. income taxes are the primary components of our 2019 tax position.

Liquidity and Capital Expenditures

During the third quarter of 2019, the Company reported net cash provided by operating activities of $69.4 million, compared to $11.5 million for the second quarter of 2019. This increase was due in large part to a decrease in days sales outstanding (“DSO”), as well as improved inventory management. Capital expenditures totaled $10.0 million during the third quarter of 2019, of which approximately 47% related to maintenance capital expenditures.

As of September 30, 2019, Nine’s cash and cash equivalents were $93.3 million with $118.0 million of availability under the revolving credit facility, which remains undrawn, resulting in a total liquidity position of $211.3 million as of September 30, 2019.

ABCDESee end of press release for definitions

Conference Call Information

The call is scheduled for Monday, November 11, 2019 at 9:00 am Central Time. Participants may join the live conference call by dialing U.S. (Toll Free): (877) 524-8416 or International: (412) 902-1028 and asking for the “Nine Energy Service Earnings Call”. Participants are encouraged to dial into the conference call ten to fifteen minutes before the scheduled start time to avoid any delays entering the earnings call.

For those who cannot listen to the live call, a telephonic replay of the call will be available through November 25, 2019 and may be accessed by dialing U.S. (Toll Free): (877) 660-6853 or International: (201) 612-7415 and entering the passcode of 13695511.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and throughout Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the general energy service industry risks; volatility of crude oil and natural gas commodity prices; a decline in demand for the Company’s services, including due to declining commodity prices; the Company’s ability to implement price increases or maintain pricing of the Company’s core services; pricing pressures, reduced sales, or reduced market share as a result of intense competition in the markets for the Company’s dissolvable plug products; the Company’s ability to implement and commercialize new technologies, services and tools; the Company’s ability to grow its completion tool business; the Company’s ability to reduce capital expenditures; the Company’s ability to accurately predict customer demand; the loss of, or interruption or delay in operations by, one or more significant customers; the loss of or interruption in operations of one or more key suppliers; the adequacy of the Company’s capital resources and liquidity; the incurrence of significant costs and liabilities resulting from litigation; the loss of, or inability to attract, key personnel; the Company’s ability to successfully integrate recently acquired assets and operations and realize anticipated revenues, cost savings or other benefits thereof; and other factors described in the “Risk Factors” and “Business” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Vice President, Investor Relations and Marketing

(281) 730-5113

investors@nineenergyservice.com

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

(In Thousands, Except Share and Per Share Amounts)

(Unaudited)

	Three Months Ended
	September 30, 2019	June 30, 2019
Revenues	$202,305	$237,517
Cost and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	166,849	184,555
General and administrative expenses	19,222	21,818
Gain on revaluation of contingent liabilities	(5,771)	(975)
Loss on sale of subsidiaries	15,834	—
Depreciation	12,196	13,846
Amortization of intangibles	4,609	4,628
Gain on sale of property and equipment	(466)	(310)

Income (loss) from operations	(10,168)	13,955
Interest expense	9,843	10,771
Interest income	(111)	(168)

Income (loss) before income taxes	(19,900)	3,352
Provision (benefit) for income taxes	727	(2,735)

Net income (loss)	$(20,627)	$6,087
Earnings (loss) per share
Basic	$(0.70)	$0.21
Diluted	$(0.70)	$0.21
Weighted average shares outstanding
Basic	29,361,633	29,349,396
Diluted	29,361,633	29,473,037
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax of $0 and $0	$(179)	$192

Total other comprehensive income (loss), net of tax	(179)	192

Total comprehensive income (loss)	$(20,806)	$6,279

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	September 30, 2019	June 30, 2019
Assets
Current assets
Cash and cash equivalents	$93,321	$16,886
Accounts receivable, net	118,428	169,450
Inventories, net	66,475	87,935
Prepaid expenses and other current assets	14,312	16,482
Notes receivable from shareholders	—	—

Total current assets	292,536	290,753
Property and equipment, net	198,879	220,575
Definite-lived intangible assets, net	159,526	164,135
Goodwill	316,469	307,804
Indefinite-lived intangible assets	108,711	108,711
Other long-term assets	5,462	5,723

Total assets	$1,081,583	$1,097,701

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$32,027	$38,993
Accrued expenses	40,473	30,820
Current portion of capital lease obligations	973	1,012
Income taxes payable	308	97

Total current liabilities	73,781	70,922
Long-term liabilities
Long-term debt	391,539	391,018
Deferred income taxes	3,039	2,896
Long-term capital lease obligations	2,458	2,864
Other long-term liabilities	3,987	5,692

Total liabilities	474,804	473,392

Stockholders’ equity

Common stock (120,000,000 shares authorized at $.01 par value; 30,582,584 and 30,683,009 shares issued and outstanding at September 30, 2019 and June 30, 2019, respectively)	306	307
Additional paid-in capital	755,349	752,072
Accumulated other comprehensive loss	(4,582)	(4,403)
Accumulated deficit	(144,294)	(123,667)

Total stockholders’ equity	606,779	624,309

Total liabilities and stockholders’ equity	$1,081,583	$1,097,701

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2019	June 30, 2019
Cash flows from operating activities
Net income (loss)	$(20,627)	$6,087
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation	12,196	13,846
Amortization of intangibles	4,609	4,628
Amortization of deferred financing costs	746	746
Provision for doubtful accounts	188	1
Provision (benefit) for income taxes	143	(2,541)
Provision for inventory obsolescence	2,422	742
Stock-based compensation expense	3,286	4,114
Gain on sale of property and equipment	(466)	(310)
Gain on revaluation of contingent liabilities	(5,771)	(975)
Loss on sale of subsidiaries	15,834	—
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable, net	35,013	(10,158)
Inventories, net	16,068	9,445
Prepaid expenses and other current assets	1,547	4,108
Accounts payable and accrued expenses	3,108	(16,358)
Income taxes receivable/payable	634	(756)
Other assets and liabilities	470	(1,099)

Net cash provided by operating activities	69,400	11,520

Cash flows from investing activities
Acquisitions, net of cash acquired	1,020	—
Proceeds from sale of subsidiaries	17,222	—
Proceeds from sales of property and equipment	747	710
Proceeds from property and equipment casualty losses	23	242
Proceeds from notes receivable payments	—	7,094
Purchases of property and equipment	(11,535)	(16,977)

Net cash used in investing activities	7,477	(8,931)

Cash flows from financing activities
Proceeds from revolving credit facilities	—	10,000
Payments on revolving credit facilities	—	(25,000)
Payments on capital leases	(239)	(217)
Payments of contingent liability	(112)	(138)
Vesting of restricted stock	(10)	(1,551)

Net cash used in financing activities	(361)	(16,906)

Impact of foreign currency exchange on cash	(81)	46

Net increase (decrease) in cash and cash equivalents	76,435	(14,271)
Cash and cash equivalents
Beginning of period	16,886	31,157

End of period	$93,321	$16,886

NINE ENERGY SERVICE, INC.

SEGMENT DATA

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2019	June 30, 2019
Revenues
Completion Solutions	$186,252	$215,871
Production Solutions	16,053	21,646

	$202,305	$237,517

Cost of revenues (1)
Completion Solutions	$152,679	$166,022
Production Solutions	14,170	18,533

	$166,849	$184,555

Adjusted gross profit
Completion Solutions	$33,573	$49,849
Production Solutions	1,883	3,113

	$35,456	$52,962

General and administrative expenses	19,222	21,818
Gain on revaluation of contingent liabilities	(5,771)	(975)
Loss on sale of subsidiaries	15,834	—
Depreciation	12,196	13,846
Amortization of intangibles	4,609	4,628
Gain on sale of property and equipment	(466)	(310)

Income (loss) from operations	$(10,168)	$13,955

Capital expenditures
Completion Solutions	$9,146	$12,719
Production Solutions	804	1,072
Corporate	—	38

	$9,950	$13,829
Total assets
Completion Solutions	$977,633	$1,032,759
Production Solutions	—	36,616
Corporate	103,950	28,326

	$1,081,583	$1,097,701

	Three Months Ended
	September 30, 2019	June 30, 2019
Revenue by country
United States	$195,400	$233,766
Canada and other	6,905	3,751

	$202,305	$237,517

	Three Months Ended
	September 30, 2019	June 30, 2019
Long-lived assets (2)
United States	$351,772	$377,616
Canada and other	6,633	7,094

	$358,405	$384,710

(1)	Excludes depreciation and amortization, shown separately.
(2)	Inclusive of property and equipment and definite-lived intangible assets.

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED GROSS PROFIT

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2019	June 30, 2019
Calculation of gross profit
Revenues	$202,305	$237,517
Cost of revenues (exclusive of depreciation and amortization shown separately below)	166,849	184,555
Depreciation (related to cost of revenues)	11,994	13,616
Amortization of intangibles	4,609	4,628

Gross profit	$18,853	$34,718

Adjusted gross profit (excluding depreciation and amortization) reconciliation
Gross profit	$18,853	$34,718
Depreciation (related to cost of revenues)	11,994	13,616
Amortization of intangibles	4,609	4,628

Adjusted gross profit	$35,456	$52,962

NINE ENERGY SERVICE, INC.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2019	June 30, 2019
EBITDA reconciliation:
Net income (loss)	$(20,627)	$6,087
Interest expense	9,843	10,771
Interest income	(111)	(168)
Depreciation	12,196	13,846
Amortization of intangibles	4,609	4,628
Provision (benefit) for income taxes	727	(2,735)

EBITDA	$6,637	$32,429
Transaction and integration costs	1,418	2,684
Gain on revaluation of contingent liabilities (1)	(5,771)	(975)
Loss on sale of subsidiary	15,834	—
Restructuring charges	3,263	—
Stock-based compensation expense	3,286	4,114
Gain on sale of property and equipment	(466)	(310)
Legal fees and settlements (2)	22	75

Adjusted EBITDA	$24,223	$38,017

(1)

Amounts relate to the revaluation of contingent liabilities associated with the Company’s 2018 acquisitions. The impact is included in the Company’s Condensed Consolidated Statements of Income and Comprehensive Income (Loss).

(2)	Amounts represent fees and legal settlements associated with legal proceedings brought pursuant to the Fair Labor Standards Act and/or similar state laws.

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ROIC CALCULATION

(In Thousands)

(Unaudited)

	Consolidated
	Three Months Ended	Three Months Ended
	September 30, 2019	June 30, 2019
Net income (loss)	$(20,627)	$6,087
Add back:
Interest expense	9,843	10,771
Interest income	(111)	(168)
Transaction and integration costs	1,418	2,684
Restructuring charges	3,263	—
Loss on sale of subsidiaries	15,834	—
Provision (benefit) for deferred income taxes	143	(2,541)

After-tax net operating profit	$9,763	$16,833

Total capital as of prior period-end:
Total stockholders’ equity	$624,309	$615,467
Total debt	400,000	415,000
Less: cash and cash equivalents	(16,886)	(31,157)

Total capital as of prior period-end:	$1,007,423	$999,310

Total capital as of period-end:
Total stockholders’ equity	$606,779	$624,309
Total debt	400,000	400,000
Less: cash and cash equivalents	(93,321)	(16,886)

Total capital as of period-end:	$913,458	$1,007,423

Average total capital	$960,441	$1,003,367

ROIC	4%	7%

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED BASIC EARNINGS (LOSS) PER SHARE CALCULATION

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2019	June 30, 2019
Reconciliation of adjusted net income (loss):
Net income (loss)	$(20,627)	$6,087
Add back:
Transaction and integration costs (a)	1,418	2,684

Loss on sale of subsidiaries	15,834	—

Restructuring charges	3,263	—

Less: Tax benefit from add backs	(4,571)	—

Adjusted net income (loss)	$(4,683)	$8,771

Weighted average shares
Weighted average shares outstanding for basic and adjusted basic earnings (loss) per share	29,361,633	29,349,396

Earnings (loss) per share:
Basic earnings (loss) per share	$(0.70)	$0.21
Adjusted basic earnings (loss) per share	$(0.16)	$0.30

(a)

Amounts for each period presented represent transaction and integration costs, including the cost of inventory that was stepped up to fair value during purchase accounting associated with 2018 acquisitions.

A

Adjusted EBITDA is defined as net income (loss) before interest, taxes, and depreciation and amortization, further adjusted for (i) property and equipment, goodwill, and/or intangible asset impairment charges, (ii) transaction and integration costs related to acquisitions and our IPO, (iii) loss or gains from discontinued operations, (iv) loss or gains from the revaluation of contingent liabilities, (v) loss or gains on equity method investment, (vi) stock-based compensation expense, (vii) loss or gains on sale of property and equipment and (viii) other expenses or charges to exclude certain items which we believe are not reflective of ongoing performance of our business, such as legal expenses and settlement costs related to litigation outside the ordinary course of business and restructuring costs. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. Management believes Adjusted EBITDA and Adjusted EBITDA margin are useful because they allow us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure and help identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments, acquisitions and dispositions and costs that are not reflective of the ongoing performance of our business.

B

Adjusted Basic Earnings Per Share is defined as adjusted net income (loss), divided by weighted average basic shares outstanding. Management believes Adjusted Basic Earnings Per Share is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period and help identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments and acquisitions.

[c]

Return on Invested Capital (“ROIC”) is defined as after-tax net operating profit (loss), divided by average total capital. We define after-tax net operating profit (loss) as net income (loss) plus (i) transaction and integration costs related to acquisitions and our IPO, (ii) property and equipment, goodwill, and/or intangible asset impairment charges, (iii) interest expense, and (iv) the provision or benefit for deferred income taxes. We define total capital as book value of equity plus the book value of debt less balance sheet cash and cash equivalents. We compute the average of the current and prior year-end adjusted total capital for use in this analysis. Management believes ROIC is a meaningful measure because it quantifies how well we generate operating income relative to the capital we have invested in our business and illustrates the profitability of a business or project taking into account the capital invested.

D

Adjusted Net Income (Loss) is defined as net income (loss) adjusted for (i) property and equipment, goodwill and/or intangible asset impairment charges, (ii) transaction and integration costs related to acquisitions and our IPO, including the commitment fee associated with a potential bridge financing in connection with an acquisition, and (iii) the income tax impact of such adjustments. Management believes Adjusted Net Income is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period and help identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments and acquisitions.

E

Adjusted Gross Profit is defined as revenues less cost of revenues excluding depreciation and amortization. This measure differs from the GAAP definition of gross profit because we do not include the impact of depreciation and amortization, which represent non-cash expenses. Our management uses adjusted gross profit to evaluate operating performance and to determine resource allocation between segments. We prepare adjusted gross profit (excluding depreciation and amortization) to eliminate the impact of depreciation and amortization because we do not consider depreciation and amortization indicative of our core operating performance.